Exhibit 99.1

For immediate release	December 9, 2014

Crown Crafts and BreathableBaby Settle Patent Litigation

Gonzales, Louisiana and Minneapolis, Minnesota – Crown Crafts, Inc. (NASDAQ-CM: CRWS) and BreathableBaby, LLC jointly announced today that they have reached a settlement with respect to a patent infringement lawsuit filed in January 2012 by BreathableBaby in Minneapolis regarding its U.S. Patent No. 7,055,192, which claims certain innovations concerning mesh crib liners. Crown Crafts has agreed to pay BreathableBaby $850,000.

“We are pleased that we were able to reach an amicable agreement, and now we can devote our full attention to operating our business,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer. “A one-time charge was recorded in the second quarter of our 2015 fiscal year, which ended September 28, 2014, that will impact our full-year net income on an after-tax basis by approximately $530,000, or $0.05 per share.”

In a statement released by BreathableBaby, they said "We are pleased with the outcome of the case and will continue to enforce our patent rights against other competitors as necessary to protect our intellectual property".

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding; blankets; nursery accessories; room décor; burp cloths; bathing accessories; reusable and disposable bibs; and disposable placemats, floor mats, toilet seat covers and changing mats. The Company’s operating subsidiaries consist of Crown Crafts Infant Products, Inc. in California and Hamco, Inc. in Louisiana. Crown Crafts is among America’s largest producers of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections, as well as exclusive private label programs for certain of its customers. The Company’s website is www.crowncrafts.com.

About Breathable Baby, LLC

Founded in 2002, BreathableBaby designs, manufactures and sells infant bedding, clothing and toys under the BreathableBaby™ Brand name. The cornerstone of the company is their patented breathable mesh crib liner, which offers an alternative to conventional crib bumpers. The Company’s products are available in most major retailers in the U.S., including Target, Babies R’ Us, Buy Buy Baby, Walmart and Amazon.com<http://Amazon.com>.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

At Crown Crafts, Inc.:

Olivia Elliott

Vice President and Chief Financial Officer

(225) 647-9124

oelliott@crowncrafts.com